SECOND AMENDMENT TO THE
ABSOLUTE SHARES TRUST
TRANSFER AGENT SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of the 7th day of October, 2015, to the Transfer Agent Servicing Agreement, dated as of June 11, 2014, as amended April 7, 2015 (the “Agreement”), is entered into by and between ABSOLUTE SHARES TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to add the WBI Tactical Rotation Shares and to reflect and revise the list of funds of the Trust to reflect changes to names of certain funds; and

WHEREAS, the parties desire to amend the fees of the Trust; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement:

Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.

Amended Exhibit B is hereby superseded and replaced with Amended Exhibit B attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ABSOLUTE SHARES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Don Schreiber, Jr.	By: /s/ Michael R. McVoy

Name: Don Schreiber, Jr.	Name: Michael R. McVoy

Title: CEO	Title: Executive Vice President

Absolute Shares Trust (WBI) 10/2015

Amended Exhibit A to the Transfer Agent Servicing Agreement - Absolute Shares Trust

Separate Series of Absolute Shares Trust

Name of Series

WBI Tactical SMG Shares (WBIA) (f/k/a WBI SMID Tactical Growth Shares)*

WBI Tactical SMV Shares (WBIB) (f/k/a WBI SMID Tactical Value Shares)*

WBI Tactical SMY Shares (WBIC) (f/k/a WBI SMID Tactical Yield Shares)*

WBI Tactical SMS Shares (WBID) (f/k/a WBI SMID Tactical Select Shares)*

WBI Tactical LCG Shares (WBIE) (f/k/a WBI Large Cap Tactical Growth Shares)*

WBI Tactical LCV Shares (WBIF) (f/k/a WBI Large Cap Tactical Value Shares)*

WBI Tactical LCY Shares (WBIG) (f/k/a WBI Large Cap Tactical Yield Shares)*

WBI Tactical LCS Shares (WBIL) (f/k/a WBI Large Cap Tactical Select Shares)*

WBI Tactical Income Shares (WBII)*

WBI Tactical High Income Shares (WBIH)*

WBI Tactical Rotation Shares (TBD)

*Former names listed in original contract were placeholder names, but were not the actual names filed with the SEC.  Names listed above, were the names actually filed with the SEC.:

WBI AbsoluteCore Shares Global SMID Growth ETF (WBIA)
WBI AbsoluteCore Shares Global SMID Value ETF (WBIB)
WBI AbsoluteCore Shares Global SMID Yield ETF (WBIC)
WBI AbsoluteCore Shares Global SMID Select ETF (WBID)
WBI AbsoluteCore Shares Global Large Growth ETF (WBIE)
WBI AbsoluteCore Shares Global Large Value ETF (WBIF)
WBI AbsoluteCore Shares Global Large Yield ETF (WBIG)
WBI AbsoluteCore Shares Global Large Select ETF (WBIL)
WBI AbsoluteCore Shares Tactical Bond ETF (WBII)
WBI AbsoluteCore Shares Tactical High Income ETF (WBIH)

Absolute Shares Trust (WBI) 10/2015

Amended Exhibit B to the Transfer Agent Servicing Agreement
Absolute Shares Trust

Base Fee for Accounting, Administration, Transfer Agent/Shareholder & Account Services-effective March 1, 2015

The following reflects the greater of the basis point fee or minimum per fund-
Admin/Accounting/TA	Basis Points on AUM per Fund			Annual Minimum per Fund
	$[ ]	+$[ ]	+$[ ]	Funds 1-5	Funds 6-10	Funds 11 and above
	[ ]	[ ]	[ ]	$[ ] Year 1 $[ ] Year 2	$[ ] Year 1 $[ ] Year 2	$[ ] Year 1 $[ ] Year 2

Note: MLP Funds pricing may vary from the above annual fees and are TBD per investment strategy

The Following Services and Associated Fees are in Addition to the Base Fee-

Pricing Services
▪	$[ ] - Domestic Equities, Options, ADRs, Foreign Equities
▪	$[ ] - Domestic Corporates, Convertibles, Governments, Agencies, Futures, Options on Futures, Forwards, Currency Rates, Mortgage Backed
▪	$[ ] - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporates, Convertibles, Governments, Agencies, Asset Backed, High Yield
▪	$[ ] - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
▪	$[ ] - Bank Loans
▪	$[ ] - Swaptions
▪	$[ ] - Credit Default Swaps
▪	$[ ] per Month Manual Security Pricing (>25per day)
Corporate Action & Manual Pricing Services
▪	$[ ] /Foreign Equity Security per Month for Corporate Action Service
▪	$[ ] /Domestic Equity Security per Month for Corporate Action Service

Factor Services (security paydown factor data)
▪	$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for each security)
▪	$[ ] per security per month for fund administrative

Fair Value Services (Charged at the Complex Level)

▪	$[ ] per security on the First 100 Securities
▪	$[ ] per security on the Balance of Securities
NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change.  Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.
            All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Amended Exhibit B (continued) to the Transfer Agent Servicing Agreement

Absolute Shares Trust (WBI) 10/2015

Absolute Shares Trust

Base Fee for Accounting, Administration, Transfer Agent/Shareholder & Account Services (continued) - effective March 1, 2015

Chief Compliance Officer Support Fee *
▪	$[ ] per USBFS services selected (Administration/Accounting/Transfer Agent/ Custodian)

 Out-Of-Pocket Expenses
Including but not limited to corporate action services, fair value pricing services, factor services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor and sub-advisor facilities.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are calculated pro rata and billed monthly.

Supplemental Services and Associated Fees at September 1, 2015 Services

Ongoing Annual Legal Administration Services
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪
$[ ] first ten ETFs advised by Millington Securities, Inc. and sub-advised by WBI Investments, Inc.  This $[ ] is based on a calendar year and is broken down into twelve months for billing purposes.  Fees start with March 2015 services per the agreement signed April 7, 2015.

▪
$[ ] for each of the next five ETFs advised by Millington Securities, Inc. and sub-advised by WBI Investments, Inc.  This $[ ] is based on a calendar year and is broken down into twelve months for billing purposes.  Fees begin in the month for which the ETF commences operations.

▪	additional funds to be negotiated

The Annual Legal Administration Services (in support of Fund counsel) include:
▪	Direct access to our team of lawyers and paralegals to assist with any inquiries.

▪	Drafting the annual update to the funds' registration statement and filing the same with the SEC

▪	Coordinating with the adviser, auditor, external counsel and other parties to incorporate comments on the registration statement

▪	Preparation of each fund's summary prospectus and filing the same with the SEC

▪	Preparation of the funds' 497(j) letter or 497(c) supplement and filing the same with the SEC

▪	Preparation of the funds' XBRL filings (whether 485(b) or 497) and filing the same with the SEC

▪	Drafting of any stickers or supplements during the year and filing the same with the SEC

File conversions for SEC EDGAR filings are charged as out-of-pocket expenses, typically on a per page basis

Amended Exhibit B (continued) to the Transfer Agent Servicing Agreement
Absolute Shares Trust

Absolute Shares Trust (WBI) 10/2015

Supplemental Services and Associated Fees (continued) at September 1, 2015 Services

Legal Administration Services for the Registration of the WBI Tactical Rotation Shares
▪
A one-time fee of $[ ] for legal administration services in support of external legal counsel with respect to the registration of the WBI Tactical Rotation Shares.  Fee will be charged on September 2015 Services Bill.

The Legal Administration Services (in support of Fund counsel) for the registration of the WBI Tactical Rotation Shares  include:
▪	Direct access to our team of lawyers and paralegals to assist with any inquiries.

▪	Preparing the definitive (485(b)) registration statement and filing the same with the SEC

▪	Coordinating with the adviser, auditor, external counsel and other parties to incorporate comments on the registration statement

▪	Preparation of the fund's summary prospectus and filing the same with the SEC

▪	Preparation of the fund's 497(j) letter or 497(c) supplement and filing the same with the SEC

▪	Preparation of the fund's XBRL filing and filing the same with the SEC

▪	Preparation of any delaying amendments (485BXTs) and filing the same with the SEC

▪	Preparation of the fund’s Form 8-A registration and filing the same with the SEC

File conversions for SEC EDGAR filings are charged as out-of-pocket expenses, typically on a per page basis

The Legal Administration Services for the registration of the WBI Tactical Income Shares do not  include:
▪	Taking comments from the SEC staff regarding the fund’s 485(a) filing

▪	Preparing responses to such comments

▪	Preparation or filing of subsequent filings pursuant to Rule 485(a)

▪	Preparation or assistance with any proposed listing rule filed pursuant to Rule 19b-4

▪	Preparation of assistance with any amendments to the adviser’s SEC exemptive relief with respect to actively-managed ETFs

Daily Compliance Services (Charles River)
▪	Base fee – $[ ] /fund per year

▪	Setup – $[ ] /fund group

Section 15(c) Reporting
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪	$[ ] /fund per report – first class

▪	$[ ] /additional class report

Non-Standard Intraday Indicative Value (IIV) Calculation
▪	Negotiated based upon specific requirements

Customized Benchmarking
▪	Negotiated based upon specific requirements

Additional Services Provided and Negotiated Upon Client Request.

Absolute Shares Trust (WBI) 10/2015	5